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                                                                   EXHIBIT 10.14
August 18, 2000

Francis P. Jenkins, Jr.
Chairman and Chief Executive Officer
Royster-Clark, Inc.
600 Fifth Avenue, 25th Floor
New York, NY 10020

RE: Modification of Royster-Clark, Inc.'s Revolving Credit Agreement.

Dear Francis:

   Per your request, the Required Lenders have agreed to amend and modify the Revolving Credit Agreement between Royster-Clark, Inc.(herein after referred to as "Borrower") and the Lenders dated April 22, 1999 (as amended, replaced, restated and/or supplemented from time to time, the "Credit Agreement") with respect to certain defined terms on the terms and conditions stated below:

  1. Amend the Fixed Charge Coverage Ratio definition to exclude from the definition of Capital Expenditures, expenditures related to software development costs, limited to an amount not to exceed $8.652 million for the reporting period of June 30, 2000, September 30, 2000, December 31, 2000 and March 31, 2001.

  2. Modify the Capital Expenditure Covenant definition to exclude expenditures related to the software development cost, for purposes of calculating the Fixed Charge Coverage Ratio, limited to an amount not to exceed $8.652 million for the reporting period of June 30, 2000, September 30, 2000, December 31, 2000 and March 31, 2001. Furthermore, for purposes of calculating the Capital Expenditure Covenant of $23 million as of fiscal year end December 31, 2000, software development cost will be included.

  3. Amendment Fee. Borrower shall pay an Amendment Fee of five one hundredths of one percent (.05%), pro-rata based on Lender Commitment, to each Lender that has responded affirmatively in writing to the request to execute this Amendment, on or before August 18, 2000.

   It is the intent of U.S. Bancorp Ag Credit, Inc., as Agent, that this letter become an integral part of the Credit Agreement and that all of the terms set forth herein shall be incorporated into the Credit Agreement.

   If you have any questions regarding this matter, please do not hesitate to call. Please acknowledge in the appropriate space below and return one copy to my attention.

                                          Sincerely,

                                          U.S. Bancorp AG Credit, Inc.

                                                  /s/ Alan V. Schuler
                                          By: _________________________________
                                                      Alan V. Schuler
                                                      Vice President

                                          ACCEPTED AND AGREED TO THIS 18TH DAY
                                          OF AUGUST, 2000

                                          ROYSTER-CLARK, INC., Borrower
                                          600 Fifth Avenue, 25th Floor
                                          New York, NY 10020

                                              /s/ Francis P. Jenkins, Jr.
                                          By: _________________________________
                                                  Francis P. Jenkins, Jr.
                                               Chairman and Chief Executive
                                                          Officer